UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2015
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2015, Edward J. Rapp, currently a Group President of Caterpillar Inc. (the “Company”) with responsibility for Resource Industries, notified the Board of Directors of the Company that he would be retiring for health reasons effective in early 2016. The Company plans to announce Mr. Rapp’s successor in early 2016.

As of the date of this Current Report on Form 8-K, the Company has not entered into any material plan, contract or arrangement to which Mr. Rapp is a party or in which he participates, or any material amendment thereof, in connection with such retirement.

A copy of a press release announcing Mr. Rapp’s retirement is attached hereto as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
The following is furnished as an exhibit to this report:

	99.1	Caterpillar Inc. press release dated December 11, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

December 11, 2015	By:	/s/James B. Buda
James B. Buda
Executive Vice President, Law and Public Policy

EXHIBIT INDEX
Exhibit No.	Description

99.1	Caterpillar Inc. press release dated December 11, 2015.